Amendment to the

Amendment and Restatement
of the Sempra Energy
2005 Deferred Compensation Plan

Sempra Energy, a California corporation (the “Company”), and its direct and indirect subsidiaries maintains the Sempra Energy 2005 Deferred Compensation Plan (the “Plan”) which is designed to provide supplemental retirement income benefits for certain directors and for a select group of management and highly compensated employees through deferrals of salary and incentive compensation and Company matching contributions.

The Plan is intended to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations and other guidance issued by the Secretary of the Treasury thereunder.  To the extent permitted by such Treasury Regulations or other guidance, the Plan may be amended to conform to the requirements of Section 409A of the Code.

The Plan is hereby amended, effective as of January 1, 2011, as follows:

1.

The name of the Plan is hereby changed to:  “the Sempra Energy Employee and Director Retirement Savings Plan.”

2.

Section 1.2(ii) of the Plan is hereby amended to read in its entirety as follows:

(ii)

‘Plan’ shall mean the Sempra Energy Employee and Director Retirement Savings Plan as set forth herein as amended from time to time.

3.

The fourth sentence of subsection 3.2(a) of the Plan is hereby amended to read in its entirety as follows:

A Participant may elect any Payment Date described in Section 1.2(gg), and may elect distribution in the normal form, as described in paragraph 7.1(a)(1), or an optional form described in paragraph 7.1(a)(2).

4.

Subsection 3.2(b) of the Plan is hereby amended to read in its entirety as follows:

(b)

Changes to Distribution Form Election.   Subject to subsection (e), a Participant may change his distribution form election for his Distributable Amount with respect to a Plan Year in accordance with this subsection (b) as follows:

(1)

Change from Lump Sum.  If such Participant elected to receive the distribution of his Distributable Amount with respect to a Plan Year in the event of his Separation from Service or Disability in a lump sum, such Participant may change such distribution form election by making a new distribution form election for his Distributable Amount with respect to such Plan Year providing for distribution in one of the following forms, with such distribution made or commencing on the fifth anniversary of his Payment Date:

(A)

a lump sum,

(B)

annual installments (calculated as set forth at Section 7.1(a)(6)) over five years,

(C)

annual installments (calculated as set forth at Section 7.1(a)(6) over ten (10) years, or

(D)

annual installments (calculated as set forth at Section 7.1(a)(6)) over fifteen (15) years.

(2)

Change from Installments.  If such Participant elected to receive the distribution of his Distributable Amount with respect to a Plan Year in the event of his Separation from Service or Disability in annual installments over five, ten or fifteen years, such Participant may change such distribution form election by making a new distribution form election for his Distributable Amount with respect to such Plan Year providing for distribution in one of the following forms, with such distribution commencing on the fifth anniversary of his Payment Date:

(i)

annual installments (calculated as set forth at Section 7.1(a)(6)) over the period of years specified in such Participant’s initial distribution form election, or

(ii)

annual installments (calculated as set forth at Section 7.1(a)(6)) over a period of either ten (10) years or fifteen (15) years, provided that such period exceeds the period of years specified in such Participant’s initial distribution form election.

(3)

A Participant may make only one change to his distribution form election with respect to a Plan Year under this subsection (b).

5.

Paragraphs 7.1(a)(1) and (2) of the Plan are hereby amended to read in their entirety as follows:

(1)

Normal Form.

(A)

Except as provided in subparagraph (B), paragraph (2), paragraph (3) or Section 7.3, upon the Separation from Service or Disability of a Participant, a Participant’s Distributable Amount with respect to each Plan Year shall be paid to the Participant in a lump sum in cash on the Participant’s Payment Date.

(B)

Upon the Separation from Service of a Participant who is a Specified Employee (determined as of the date of Separation from Service), the distribution of the Participant’s Distributable Amount with respect each Plan Year shall not be made before the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(2)

Optional Forms.  Instead of receiving his Distributable Amount with respect to each Plan Year as described at Section 7.1(a)(1)(A), the Participant may elect in accordance with Section 3.2 one of the following optional forms of payment (on the form provided by Company) at the time of his deferral election for such Plan Year:

(i)

equal annual installments in cash (calculated as set forth in paragraph 7.1(a)(6)) over five years beginning on the Participant’s Payment Date,

(ii)

equal annual installments in cash (calculated as set forth in paragraph 7.1a(a)(6)) over ten (10) years beginning on the Participant’s Payment Date, or

(iii)

equal annual installments in cash (calculated as set forth in paragraph 7.1(a)(6)) over fifteen (15) years beginning on the Participant’s Payment Date.

The payment of such Participant’s Distributable Amount with respect each Plan Year shall be made or commence on such Participant’s Payment Date (or, if applicable, the date determined under subparagraph (a)(1)(B)).

6.

The amendments set forth in paragraphs 3, 4 and 5 above shall apply to the Distributable Amounts with respect to Plan Years beginning on or after January 1, 2011.  Nothing in this Amendment shall modify or amend the time or form of payment of any Participant’s Distributable Amount with respect to any Plan Year beginning before January 1, 2011, as such time and form of payment are in effect immediately prior to January 1, 2011.  Any change in the time or form of payment of any Participant’s Distributable Amount with respect to any Plan Year beginning before January 1, 2011 shall be made in accordance with Section 3.2(b) and the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

7.

The Plan, as amended herein, shall remain in full force and effect in accordance with the terms and conditions thereof.

Executed at San Diego, California, this 1st day of November, 2010.

SEMPRA ENERGY

By: _______________________

Title:______________________

Date: _____________________